United States

Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2008

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1106 Palms Airport Drive Las Vegas, Nevada	89119-3720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2008, Shuffle Master, Inc. (NASDAQ National Market: SHFL) (either the “Company,” “we” or “our”) announced that effective March 1, 2008, Senior Vice President and Chief Accounting Officer Coreen Sawdon has been appointed as Acting Chief Financial Officer, replacing Paul Meyer in that role. Mr. Meyer will continue as the Company’s President and Chief Operating Officer.

Ms. Sawdon, age 40, joined the Company in July 2005 as Vice President of Accounting.  Prior to joining the Company, Ms. Sawdon spent three years at GES Exposition Services where she was Vice President of Finance. Ms. Sawdon has more than thirteen years of public accounting experience, the last ten years of which were spent specializing in the gaming and hospitality industry. Ms. Sawdon holds a Bachelor of Science degree in accounting from Pepperdine University.  The press release and Ms. Sawdon’s current Employment Agreement are included herein as Exhibit 99.1 and 10.1, respectively.  No new employment contract has been entered into relating to Ms. Sawdon’s role as Acting Chief Financial Officer with the Company.

Item 9.01 Financial Statements and Exhibits

 (d) Exhibits

10.1        Employment Agreement, by and between Shuffle Master, Inc. and Coreen Sawdon.

99.1        Press release of Shuffle Master, Inc. appointing Coreen Sawdon as the Acting Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: March 6, 2008

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer